Exhibit (a)(1)(C)
Notice of Guaranteed Delivery
for
Offer to Purchase
All Outstanding Shares of Common Stock
of
PACIRA BIOSCIENCES, INC.
at
$36.50 per share, net in cash,
pursuant to the Offer to Purchase, dated October 30, 2026
by
PEACH PURCHASER SUB INC.
a wholly owned subsidiary of
VIATRIS INC.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT THE END OF THE DAY,
EASTERN TIME, ON NOVEMBER 16, 2026 (ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON NOVEMBER 16, 2026),

UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
(Not to be used for signature guarantees)
This Notice of Guaranteed Delivery (this “Notice of Guaranteed Delivery”), or a substantially equivalent form, must be used to accept the Offer (as defined below) if (a) certificates representing shares of common stock, par value $0.001 per share (the “Shares”), of Pacira BioSciences, Inc., a Delaware corporation, are not immediately available, (b) the procedure for book-entry transfer described in Section 3 of the Offer to Purchase, dated as of October 30, 2026 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), cannot be completed on a timely basis or (c) all required documents otherwise cannot be delivered to Equiniti Trust Company, LLC (the “Depositary”) prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by courier or transmitted by hand delivery, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined below) in the form set forth in this Notice of Guaranteed Delivery. See Section 3 of the Offer to Purchase for more information regarding the guaranteed delivery procedures.
The Depositary for the Offer is:

Equiniti Trust Company, LLC

If delivering by hand, express mail, courier or other expedited service:	If delivering by mail:
Equiniti Trust Company, LLC Attn: Onbase - Reorganization Department 1110 Centre Pointe Curve Suite # 101 Mendota Heights, MN 55120	Equiniti Trust Company, LLC Operations Center Attn: Onbase - Reorganization Department 1110 Centre Pointe Curve Suite # 101 Mendota Heights, MN 55120
For information, call Innisfree M&A Incorporated, the Information Agent, at: Stockholders may call: (866) 239-1760 (toll-free from the U.S. and Canada) or +1 (412) 232-3651 (from other countries). Banks and Brokers may call collect: (212) 750-5833

Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile to a number other than the facsimile number set forth above does not constitute a valid delivery.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal (as defined below) is required to be guaranteed by an Eligible Institution under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
The guarantee included on the following page must be completed.
Ladies and Gentlemen:
The undersigned represents that the undersigned owns and hereby tenders to Peach Purchaser Sub Inc., a Delaware corporation and a wholly owned subsidiary of Viatris Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Name(s) of Record Holder(s):

Number of Shares Tendered:

Certificate Number(s) (if available):
(please print)

Address(es):

(Zip Code)
 ☐ ( Check if securities will be tendered by book-entry transfer Signature(s):
Name of Tendering Institution:
Area Code and Telephone No.(s):
Signature(s):
DTC Participant No.:
Transaction Code No.:
Dated:

GUARANTEE
(Not to be used for signature guarantee)
The undersigned, a financial institution that is a participant in the Security Transfer Agent Medallion Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution” and, collectively, “Eligible Institutions”), hereby guarantees the delivery to the Depositary of either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in the Offer to Purchase), in any such case together with a properly completed and duly executed Letter of Transmittal (or a manually executed facsimile thereof), with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within one trading day after the date of execution of this Notice of Guaranteed Delivery.
The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal, certificates for Shares and/or any other required documents to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.
Name of Firm:
Address:

(Zip Code)
Area Code and Tel. No.:

(Authorized Signature)
Name:
(Please type or print)
Title:
Dated:
NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.